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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 1, 2005
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                           ILINC COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                         1-13725               76-0545043
(STATE OR OTHER JURISDICTION       (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)


 2999 NORTH 44TH STREET, SUITE 650, PHOENIX, ARIZONA                    85018
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

                                 (602) 952-1200
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

On August 1, 2005, the Company executed definitive agreements to issue 604,238 unregistered shares of its common stock, par value $0.001, in private transactions that were exempt from registration under Section 4(2) of the Securities Act of 1933, to two accredited investors who were holders of the Company's 12% convertible redeemable subordinated notes. The stock was issued in exchange for notes with an aggregate principal balance of $175,000, together with accrued but unpaid interest aggregating $6,271.23. The notes had been issued in March of 2002 as a part of a private placement, and under their terms, principal was due in 2012, with interest payable quarterly at the rate of 12% until maturity. The notes were exchanged for common stock using the fixed price of $0.30 per share.

On August 2, 2005, the Company executed definitive agreements to issue 903,205 unregistered shares of its common stock, par value $0.001, in a private transaction that was exempt from registration under Section 4(2) of the Securities Act of 1933, to two accredited investors who were holders of the Company's 10% senior notes due July 15, 2007. The stock was issued in exchange for their notes with an aggregate principal balance of $225,000, together with accrued but unpaid interest aggregating $801.37. The notes had been issued in April of 2004 as a part of a private placement, and under their terms, principal was due in 2007, with interest payable quarterly at the rate of 10% until maturity. The notes were exchanged for common stock using the fixed price of $0.25 per share.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         iLINC COMMUNICATIONS, INC.


                                         By: /s/ James M. Powers, Jr.
                                             ---------------------------------
                                         President and Chief Executive Officer

Date:  August 5, 2005